                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     The Board of Directors and Stockholders
     Tele-Communications, Inc.:

     We consent to the incorporation by reference in the registration statement No. 333-00717 on Form S-3, as amended, of Tele-Communications, Inc. of our reports, dated March 18, 1996, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which reports appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.


                                                   /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

     Denver, Colorado
     July 3, 1996